Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

(215) 988-2700 (Phone)

(215) 988-2757 (Facsimile)

www.drinkerbiddle.com

September 18, 2019

X-Square Balanced Fund, LLC

209 Muñoz Rivera

San Juan, PR 00918

Re:       Registration Statement on Form N-1A/Issuance of Shares

Ladies and Gentlemen:

We have acted as counsel for X-Square Balanced Fund, LLC, a Puerto Rico limited liability company (the “Fund”), organized under a limited liability company agreement dated January 29, 2019 (the “LLC Agreement”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement (“Registration Statement”) on Form N-1A (File Nos. 333-229217; 811-23417), of the Fund’s shares of beneficial interest. Shares of beneficial interest of the Fund are referred to hereinafter as “Shares.” The Fund is authorized to issue an unlimited number of Shares of the Fund.

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Fund’s LLC Agreement, the Registration Statement, and the resolutions adopted by its Trustees (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares in a continuous public offering, and have considered such other legal and factual matters as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing the Registration Statement, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Fund. As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Fund, upon statements made to us in discussions with the Fund’s management and upon statements and certificates of public officials.

This opinion is based exclusively on the substantive laws of the Commonwealth of Puerto Rico and the federal laws of the United States of America. In rendering our opinion, we have relied on the attached opinion of Pietrantoni Mendez & Alvarez LLC to the extent that any matter which is the subject of this opinion is governed by the laws of the Commonwealth of Puerto Rico. We express no opinion as to the laws of any state or United States territory other than the Commonwealth of Puerto Rico or as to state or U.S. territory securities laws, including the securities laws of the Commonwealth of Puerto Rico.

X-Square Balanced Fund, LLC

September 18, 2019

Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and if issued against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Trust’s Registration Statement on Form N-1A. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the use of our name and to the references to our Firm under the caption “Advisory and Other Contracts - Legal Counsel” in the Statement of Additional Information included in the Registration Statement. This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP

PIETRANTONI MENDEZ & ALVAREZ LLC

POPULAR CENTER 19TH FLOOR

208 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00918

TEL: (787) 274-1212

FAX: (787) 274-1470

WWW.PMALAW.COM

September 18, 2019

X-Square Balanced Fund, LLC

Popular Center Building

209 Munoz Rivera, Suite 1111

San Juan, Puerto Rico 00918

Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

Re:	Registration Statement on Form N-lA/Issuance of Shares

Ladies and Gentlemen:

We have acted as special Puerto Rico counsel to X-Square Balanced Fund, LLC, a Puerto Rico limited liability company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (the "Fund"), in connection with certain matters of Puerto Rico law arising out of the registration and issuance of an indefinite number of units of beneficial interest of the Fund (the "Shares") classified and designated in three series titled "Class A - SQBFX," "Class B- SQCBX" and "Institutional Class -SQBIX," covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Fund with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

In connection with our representation of the Fund, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.	The Prospectus and Statement of Additional Information with respect to the Shares, which form part of the Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.	The Certificate of Formation of the Fund, certified by the Department of State of Puerto Rico on December 24, 2018;

PIETRANTONI MENDEZ & ALVAREZ LLC

X-Square Balanced Fund, LLC

Drinker Biddle & Reath LLP

September 18, 2019

3.	A Certificate of Good Standing of the Fund, certified by the Department of State of Puerto Rico on September 16, 2019;

4.	The Limited Liability Company Agreement of the Fund, dated and effective as of January 29, 2019;

5.	Resolutions adopted by the Board of Managers of the Fund (the "Resolutions") relating to the authorization of the sale and issuance of the Shares in a continuous public offering, certified as of the date hereof by an officer of the Fund;

6.	A certificate executed by an officer of the Fund, dated as of the date hereof; and

7.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.	Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.	Each individual executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so.

3.	Each of the parties (other than the Fund) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

PIETRANTONI MENDEZ & ALVAREZ LLC

X-Square Balanced Fund, LLC

Drinker Biddle & Reath LLP

September 18, 2019

Based upon the foregoing, and subject to the assumption s, limitations and qualifications stated herein, it is our opinion that the issuance or the Shares has been duly authorized and, when and if issued and delivered against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Puerto Rico and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the Commonwealth of Puerto Rico, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Th is opinion merely constitutes an expression of our reasoned professional judgment regarding the matters of law addressed herein and neither is intended nor should it be construed as a prediction or guarantee that any court or other public or governmental authority will reach any particular result or conclusion as to the matters of law addressed herein.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

582284.4/AJJ